CPP Investments and Equinix to
Acquire atNorth for US$4 Billion

Leading Data Center Provider in the Nordics Has Operations in Five Countries, Providing Equinix with Access to Capacity to Meet Enterprise, AI and Hyperscale Demand in Key Markets

TORONTO, Canada and AMSTERDAM, Netherlands – February 27, 2026 – Canada Pension Plan Investment Board (CPP Investments) and Equinix, Inc. (Nasdaq: EQIX), the world’s digital infrastructure company®, today announced they have entered into a joint agreement to purchase atNorth—a leading Nordic high-density colocation and built-to-suit data center provider—from Partners Group, one of the largest firms in the global private markets industry.

The US$4 billion enterprise value transaction is subject to customary closing conditions, including regulatory approvals. The agreement between CPP Investments and Equinix will support atNorth in its continued rapid scaling, through capturing opportunities created by rising demand for data center infrastructure. CPP Investments will invest approximately US$1.6 billion, owning an approximate 60% controlling interest, and Equinix will own an approximate 40% stake. The transaction is expected to be immediately accretive upon close to Equinix’s adjusted funds from operations (AFFO) per share.

atNorth’s portfolio includes eight operational data centers alongside several sites under development across Denmark, Finland, Iceland, Norway and Sweden, as well as plans for further expansion, with 1 GW of secured power and a considerable amount of additional future capacity planned. Designed to meet increasing demand for AI and high-performance computing, several of the company’s facilities are liquid cooling-enabled to support high-density workloads. Across its portfolio, atNorth integrates renewable energy sourcing, heat reuse initiatives and efficient modular design to advance circular economy principles and minimize environmental impact.

“This acquisition is a powerful validation of atNorth’s journey and its market position as the leading Nordics data center platform,” said Eyjólfur Magnús Kristinsson, CEO of atNorth. “It further illustrates the strategic importance of the region as Europe’s rising AI powerhouse. I’m extremely proud to announce the next step in our chapter, welcoming this investment from CPP Investments and Equinix, which will enable access to capital, global enterprise, and hyperscale relationships, and supply chain strength required to scale at pace. Our strategy remains firmly rooted in the Nordics, and we will continue to operate independently under the atNorth brand, preserving our dedication to the communities where we operate and the culture and values that have defined our success to date.”

“This transaction builds on our long-standing and highly productive relationship with Equinix,” said Maximilian Biagosch, Senior Managing Director & Global Head of Real Assets, CPP Investments. “It demonstrates our conviction and commitment to the data center sector, where demand continues to accelerate, fueled by continued strong enterprise demand as well as cloud and AI adoption. The Nordics are an attractive market for data center growth and the opportunity to partner with Equinix on this acquisition allows us to deploy capital at scale into a high-quality platform, helping us deliver attractive risk-adjusted returns for CPP contributors and beneficiaries.”

“The scalable sites of atNorth are very complementary to Equinix’s connectivity services and global footprint. Combined with our joint focus on sustainability, this acquisition is expected to enhance our ability to help customers unlock the full potential of the Nordics’ expanding digital landscape,” explained Bruce Owen, President, EMEA, Equinix. “For businesses looking to scale with resilience, Equinix offers a future-ready infrastructure for long-term success, maintaining the jurisdictional and data sovereignty of organizations operating in the region. We are delighted to partner with CPP Investments, whose long-term track record of investing in the sector is highly complementary to Equinix’s connectivity services.”

There are multiple factors contributing to the Nordics’ burgeoning status as a critical hub for the next generation of digital growth. The Nordics region is widely recognized for its strong and resilient economy, supported by a long‑standing emphasis on innovation, research and technical expertise. Renowned worldwide for its leadership in environmentally sustainable projects, the Nordic region provides access to renewable energy sources, bolstered by its naturally cool climates.

Highlights / Key Facts
•As part of the transaction, CPP Investments and Equinix have provisionally agreed to a financing package of US$4.2 billion (€3.6 billion), underwritten by a group of European and Canadian lenders to fund the transaction as well as the capital required to fund the expansion of the business.
•atNorth has an installed and active development pipeline of approximately 800 MW that will come online over the next five years. In addition, it has plans for significant further expansion, with an additional 1 GW of secured power and a considerable amount of future capacity planned, providing a platform for future expansion across the Nordics.
•Equinix currently operates eight data centers in the Nordics, including five in Helsinki and three in Stockholm, contributing to a wider European footprint of over 100 facilities across 20 countries. This regional reach enables customers to deploy infrastructure close to end users and directly connect with AI, cloud, network and enterprise partners anywhere in the world.
•The transaction adds to CPP Investments’ long-standing collaboration with Equinix, which includes a 2024 joint venture alongside GIC to expand the Equinix xScale® data center program.
•The investment further enhances CPP Investments’ global data center strategy and builds out its presence in Europe.
•Designing for responsible operations and in line with atNorth’s sustainability focus, Equinix operates all its European facilities with 100% renewable energy coverage and is on track to achieve its global net-zero target by 2040. The company’s environmental strategy centers around implementing energy efficiency initiatives to optimize energy usage, piloting innovative decarbonization solutions and collaborating with suppliers to address emissions.
•Equinix delivers customer-controlled sovereignty, providing the foundation of digital infrastructure—secure facilities, reliable power, private connectivity—with customers keeping 100% control of their technology stack, data and operational decisions. The company’s global infrastructure enables organizations to access comprehensive ecosystems around the world while maintaining uncompromising local control.
•Equinix was advised by Guggenheim Securities Europe Ltd. as financial advisor as well as Slaughter and May as legal advisor.

Additional Resources
•Sustainability at Equinix [website]

•Unmatched interconnection, scalable colocation and infrastructure across Europe, the Middle East and Africa [website]
•What’s Driving the Digital Economy in the Nordic Countries? [blog]
•The Future of Autonomous Networking: How AI Is Redefining Connectivity [blog]

About atNorth
atNorth is the leading Nordic data center company that offers cost-effective, scalable high-density colocation and built-to-suit services trusted by industry-leading organizations. With sustainability at its core, atNorth’s data centers run on renewable energy resources and support circular economy principles. All atNorth sites leverage innovative design, power efficiency, and intelligent operations to provide long-term infrastructure and flexible colocation deployments. atNorth is headquartered in Reykjavik, Iceland and operates eight data centers in strategic locations across the Nordics, as well as a ninth under construction in Kouvola, Finland, a tenth site in Ølgod, Denmark and an eleventh campus in Stockholm, Sweden. The business has also announced a new mega-site development in the Sollefteå Municipality in Sweden.

For more information, visit atNorth.com or follow atNorth on LinkedIn.

About CPP Investments
Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Canada Pension Plan Fund in the best interest of the more than 22 million contributors and beneficiaries. In order to build diversified portfolios of assets, we make investments around the world in public equities, private equities, real estate, infrastructure, fixed income and alternative strategies including in partnership with funds. Headquartered in Toronto, with offices in Hong Kong, London, Mumbai, New York City, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At December 31, 2025, the Fund totaled C$780.7 billion. For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Instagram or on X @CPPInvestments.

About Equinix
Equinix, Inc. (Nasdaq: EQIX) shortens the path to boundless connectivity anywhere in the world. Its digital infrastructure, data center footprint and interconnected ecosystems empower innovations that enhance our work, life and planet. Equinix connects economies, countries, organizations and communities, delivering seamless digital experiences and cutting-edge AI—quickly, efficiently and everywhere.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of atNorth, the joint agreement between CPP investments and Equinix and the expected benefits from the acquisition or the joint agreement. Factors that might cause such differences include, but are not limited to, risks related to the ability to complete the closing of the acquisition on the proposed terms, including obtaining regulatory approval; any inability to obtain financing as needed to complete the acquisition; risks to our business and operating results related to the current inflationary environment; foreign currency exchange rate fluctuations; stock price fluctuations; increased costs to procure power and the general volatility in the global energy market; the challenges of building and operating IBX® and xScale® data centers, including those related to sourcing suitable power and land, and any supply chain constraints or increased costs of supplies; the challenges of developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers, including the atNorth data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; risks related to regulatory inquiries or litigation; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

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